EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 1999 relating to the combined financial statements of American National Can Group, Inc.
     (the "Company"), which appears in the Prospectus dated July 28, 1999, which is included in the Company's Registration Statement on Form S-1, as amended through August 2, 1999.

     /s/ PricewaterhouseCoopers LLP
     PricewaterhouseCoopers LLP

     Chicago, Illinois
     February 16, 2000